AGREEMENT AND PLAN OF REORGANIZATION


                                    between


                        MERCANTILE BANCORPORATION INC.,

                                   as Buyer,


                                      and


                            HAWKEYE BANCORPORATION,

                                   as Seller








                              Dated August 4, 1995

                      AGREEMENT AND PLAN OF REORGANIZATION


                   This AGREEMENT AND PLAN OF REORGANIZATION (this

         "Agreement") is made and entered into on August 4, 1995 by and between MERCANTILE BANCORPORATION INC., a Missouri

         corporation ("Buyer"), and HAWKEYE BANCORPORATION, an Iowa corporation (together with its predecessors, "Seller").


                              W I T N E S S E T H:


                   WHEREAS, Buyer is a registered bank holding company

         under the Bank Holding Company Act of 1956, as amended (the

         "Holding Company Act"); and


                   WHEREAS, Seller is a registered bank holding

         company under the Holding Company Act; and


                   WHEREAS, the Board of Directors of Seller and the

         Executive Committee of the Board of Directors of Buyer have approved the merger (the "Merger") of Seller with and into a wholly owned subsidiary of Buyer organized or to be organized under the laws of Iowa ("Merger Sub") pursuant to the terms and subject to the conditions of this Agreement; and


                   WHEREAS, as a condition to, and immediately after

         the execution of this Agreement, Buyer and each director of

         Seller will enter into Support Agreements (the "Support

         Agreements") in the form attached hereto as Exhibit A; and









                   WHEREAS, as a condition to, and immediately prior to

         execution of this Agreement, Buyer and Seller will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit B; and


                   WHEREAS, the parties desire to provide for certain

         undertakings, conditions, representations, warranties and

         covenants in connection with the transactions contemplated by this Agreement.


                   NOW THEREFORE, in consideration of the premises and

         the representations, warranties and agreements herein

         contained, the parties agree as follows:


                                    ARTICLE I

                                    THE MERGER


                   1.01.  The Merger.  (a)  Subject to the terms and

         conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with the Iowa Business

         Corporation Act (the "Iowa Act") and the separate corporate existence of Seller shall cease.  Merger Sub shall be the

         surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Iowa.








                   1.02.  Closing.  The closing (the "Closing") of the

         Merger shall take place at 10:00 a.m., local time, on the

         date that the Effective Time (as defined in Section 1.03)

         occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date").


                   1.03.  Effective Time.  The Merger shall become

         effective on the date and at the time (the "Effective Time")

         on which appropriate documents in respect of the Merger are filed with the Secretary of State of the State of Iowa in

         such form as required by, and in accordance with, the

         relevant provisions of the Iowa Act.  Subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyer shall notify Seller in writing

         (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b)

         (the "Approval Date") and (ii) subject to clause (i), not

         later than the first business day of the first full calendar month commencing at least five business days after the

         Approval Date.  As soon as practicable following the

         Effective Time, Buyer and Seller shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the State of Iowa in accordance with the Iowa Act.









                   1.04.  Additional Actions.  If, at any time after

         the Effective Time, Buyer or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to

         (b) vest, perfect or confirm, of record or otherwise, in the

         Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or

         Merger Sub or (c) otherwise carry out the purposes of this

         Agreement, Seller and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and

         directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.


                   1.05.  Articles of Incorporation and Bylaws.  The

         Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation

         following the Merger until otherwise amended or repealed.








                   1.06.  Boards of Directors and Officers.  At the

         Effective Time, the directors and officers of Merger Sub

         immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation

         following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.


                   1.07.  Conversion of Securities.  At the Effective

         Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:


                    (i)   Each share of the common stock, par value

         $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain

         outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding

         capital stock of the Surviving Corporation; and


                   (ii)  Each share of the common stock, without par

         value ("Seller Common Stock"), of Seller issued and

         outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in Section 1.09),

         shall cease to be outstanding and shall be converted into and become the right to receive 0.585 (the "Exchange Ratio") of a share of common stock, par value $5.00 per share ("Buyer








         Common Stock"), of Buyer; provided, however, that any shares of Seller Common Stock held by Seller or any of its wholly owned Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the

         "SEC")), or Buyer or any of its wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Buyer Common Stock.


                   1.08.  Exchange Procedures.  (a)  As soon as

         practicable after the Effective Time, holders of record of certificates formerly representing shares of Seller Common

         Stock (the "Certificates") shall be instructed to tender such

         Certificates to Buyer pursuant to a letter of transmittal

         that Buyer shall deliver or cause to be delivered to such

         holders.  Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon

         delivery of such Certificates to Buyer.


                   (b)  Subject to Section 1.10, after the Effective

         Time, each previous holder of a Certificate that surrenders such Certificate to the Buyer or, at the election of Buyer,

         an exchange agent designated by Buyer (the "Exchange Agent")

         will, upon acceptance thereof by Buyer or the Exchange Agent,

         be entitled to a certificate or certificates representing the








         number of full shares of Buyer Common Stock into which the

         Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Buyer Common

         Stock, without interest.


                   (c)  Buyer or, at the election of Buyer, the

         Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Buyer or the Exchange

         Agent may impose to effect an orderly exchange thereof in

         accordance with customary exchange practices.   Certificates

         shall be appropriately endorsed or accompanied by such

         instruments of transfer as Buyer or the Exchange Agent may require.


                   (d)  Each outstanding Certificate shall until duly

         surrendered to Buyer or the Exchange Agent be deemed to

         evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.


                   (e)  After the Effective Time, holders of

         Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement.  After the

         Effective Time, there shall be no further transfer on the

         records








         of Seller of Certificates, and if such Certificates are

         presented to Seller for transfer, they shall be cancelled

         against delivery of the consideration provided therefor in this Agreement.  Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common

         Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein.  No dividends declared will be remitted to any person entitled to receive

         Buyer Common Stock under this Agreement until such person

         surrenders the Certificate representing the right to receive such Buyer Common Stock, at which time such dividends shall be remitted to such person, without interest and less any

         taxes that may have been imposed thereon.  Certificates

         surrendered for exchange by any person constituting an

         "affiliate" of Seller for purposes of Rule 145 of the

         Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Buyer Common Stock until Buyer has received a written agreement from such person in the form attached as Exhibit C.  Neither the Exchange

         Agent nor any party to this Agreement nor any affiliate

         thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public

         official pursuant to applicable abandoned property, escheat or similar laws.  Buyer and the Exchange Agent shall be

         entitled to rely upon








         the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with

         respect thereto.  In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any

         consideration represented thereby in escrow with an

         independent third party and thereafter be relieved with

         respect to any claims thereto.


                   1.09.  Dissenting Shares.  (a)  "Dissenting Shares"

         means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the Iowa Act.

         Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in

         accordance with the provisions of the Iowa Act; provided,

         however, that if, in accordance with the Iowa Act, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become

         exchangeable for, as of the Effective Time, the right to

         receive the consideration provided in this Article I.


                   (b)  Seller shall give Buyer (i) prompt notice of

         any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals








         of such demands, and any other instruments served pursuant to the Iowa Act received by Seller and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the Iowa Act.  Seller shall not voluntarily

         make any payment with respect to any demands for payment of fair value and shall not, except with the prior written

         consent of Buyer, settle or offer to settle any such demands.


                   1.10.  No Fractional Shares.  Notwithstanding any

         other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger.  Each holder who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share

         interest to which such holder would otherwise be entitled by the Closing Price per share of Buyer Common Stock on the last business day preceding the Effective Time.  With respect to a share of stock, "Closing Price" shall mean:  the closing

         price as reported on the Consolidated Tape (as reported in

         The Wall Street Journal or in the absence thereof, by any

         other authoritative source).  No such holder shall be

         entitled to dividends, voting rights or any other rights in respect of any fractional share.








                   1.11.  Anti-Dilution Adjustments.  If prior to the

         Effective Time Buyer shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or

         combine Buyer Common Stock or declare a dividend or make a distribution on Buyer Common Stock in any security

         convertible into Buyer Common Stock, appropriate adjustment or adjustments will be made to the Exchange Ratio.


                   1.12.  Reservation of Right to Revise Transaction.

         Buyer may at any time change the method of effecting the

         acquisition of Seller or Seller's Subsidiaries by Buyer

         (including without limitation the provisions of this Article I)

         if and to the extent it deems such change to be desirable,

         including without limitation to provide for a merger of Seller directly into Buyer, in which Buyer is the surviving

         corporation, provided, however, that no such change shall (A)

         alter or change the amount or kind of consideration to be

         issued to holders of Seller Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Seller's stockholders as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b)

         or the consummation of the transactions contemplated by this

         Agreement.








                                    ARTICLE II

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER


                   Seller represents and warrants to and covenants

         with Buyer as follows:


                   2.01.  Organization and Authority.  Seller is a

         corporation duly organized, validly existing and in good

         standing under the laws of the State of Iowa is duly

         qualified to do business and is in good standing in all

         jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System

         (the "Board") under the Holding Company Act.  True and

         complete copies of the Restated Articles of Incorporation and the Bylaws of Seller and, to the extent requested in writing by Buyer, of the Articles of Incorporation and Bylaws of the

         Seller Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to

         Buyer.


                   2.02.  Subsidiaries.  Schedule 2.02 sets forth,

         among other things, a complete and correct list of all of








         Seller's Subsidiaries (each a "Seller Subsidiary" and

         collectively the "Seller Subsidiaries"), all outstanding

         Equity Securities of each of which, except as set forth on

         Schedule 2.02, are owned directly or indirectly by Seller.

         "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip,

         rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity

         Securities of such issuer, or options, warrants, scrip or

         rights to purchase, acquire, subscribe to, calls on or

         commitments for, or stock appreciation or similar rights in respect of, any shares of its capital stock or other Equity

         Securities.  Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Seller

         Subsidiaries are validly issued, fully paid and

         nonassessable, and those shares owned by Seller are owned

         free and clear of any lien, claim, charge, option,

         encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto.  Each of the

         Seller Subsidiaries is a corporation or association duly

         incorporated or organized, validly existing, and in good

         standing under the laws of its








         jurisdiction of incorporation or organization, and has

         corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.  Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial

         condition, results of operations or business (collectively,

         the "Condition") of Seller and its Subsidiaries, taken as a whole.  Except as set forth on Schedule 2.02, Seller does not own beneficially, directly or indirectly, five percent or

         more of any shares of any class of Equity Securities or

         similar interests of any corporation, bank, business trust,

         association or similar organization.  All of Seller's bank

         Subsidiaries (the "Banks") are either state banking

         associations chartered under the laws of the State of Iowa or national banking associations chartered by the Office of the

         Comptroller of the Currency.  The deposits of each of the

         Banks are insured by the Bank Insurance Fund ("BIF") or, to the extent transferred to a Bank by the Resolution Trust

         Corporation, by the Savings Association Insurance Fund, of

         the Federal Deposit Insurance Corporation (the "FDIC").  The

         aggregate "adjusted attributable deposit amount" (as defined in 12 U.S.C. Section 1815) of the Banks, as of June 30, 1995,

         is








         $54,866,000.  The Banks identified as such on Schedule 2.02 are members in good standing of the Federal Reserve System.

         Except as set forth on Schedule 2.02, neither Seller nor any

         Seller Subsidiary holds any interest in a partnership or

         joint venture of any kind.


                   2.03.  Capitalization.  The authorized capital

         stock of Seller consists of (i) 200,000,000 shares of Seller

         Common Stock, of which, as of June 30, 1995, 13,461,373

         shares were issued and outstanding, (ii) 200,000,000 shares of Preference Stock, without par value, of which no shares are issued and outstanding, (iii) 5,000,000 shares of

         Preferred Stock, par value $1.00 per share, of which no

         shares are issued and outstanding.  As of June 30, 1995,

         Seller had reserved 208,630 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Seller

         Stock Plans"), pursuant to which options ("Seller Stock

         Options") covering 208,630 shares of Seller Common Stock and

         65,000 stock appreciation rights were outstanding as of June

         30, 1995.  Since June 30, 1995, no Equity Securities of

         Seller have been issued other than shares of Seller Common

         Stock which may have been issued upon the exercise of Seller

         Employee Stock Options.  Except as set forth above, there are no other Equity Securities of Seller outstanding.  All of the issued and outstanding shares of Seller Common Stock are








         validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any

         stockholder of Seller.  Seller maintains no dividend

         reinvestment or similar plan.


                   2.04.  Authorization.  (a)  Seller has the

         corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the

         stockholders of Seller, to carry out its obligations

         hereunder.  The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least a majority of the votes entitled to be cast on the Agreement by the holders of shares of Seller Common

         Stock.  The execution, delivery and performance of this

         Agreement by Seller and the consummation by Seller of the

         transactions contemplated hereby have been duly authorized by the Board of Directors of Seller.  Subject to approval by the stockholders of Seller, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.


                   (b)  Except as set forth on Schedule 2.04B, neither

         the execution nor delivery nor performance by Seller of this

         Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or








         an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of,

         or accelerate the performance required by, or result in a

         right of termination or acceleration of, or result in the

         creation of, any Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (x) its articles or

         certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license,

         lease, agreement or other instrument or obligation to which

         Seller or any Seller Subsidiary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material properties or assets of Seller or any Seller

         Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree,

         statute, rule or regulation applicable to Seller or any

         Seller Subsidiary or any of their respective material

         properties or assets.


                   (c)  Other than in connection or in compliance with

         the provisions of the Iowa Act, the Securities Act, the

         Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews,








         authorizations, approvals or exemptions required under the

         Holding Company Act, and the Hart-Scott-Rodino Antitrust

         Improvements Act of 1976 (the "HSR Act"), or any required

         approvals of or filings with the Superintendant of the

         Banking Division of the Commerce Department of the State of

         Iowa (the "State Bank Regulator"), no notice to, filing with,

         exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the

         consummation by Seller of the transactions contemplated by this Agreement.


                   2.05.  Seller Financial Statements.  The

         consolidated and parent-company only balance sheets of Seller and its Subsidiaries as of December 31, 1994, 1993 and 1992

         and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1994, together with the notes thereto, audited by Deloitte & Touche LLP and included in an annual report on Form 10-K as filed with the

         SEC, and the unaudited consolidated balance sheets of Seller and its Subsidiaries as of March 31 and June 30, 1995 and the

         related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly

         reports on Form 10-Q (each a "Seller Form 10-Q") as filed

         with the SEC (collectively, the "Seller Financial

         Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis

         ("GAAP"),








         present fairly the consolidated financial position of Seller and its Subsidiaries at the dates and the consolidated

         results of operations, cash flows and changes in

         stockholders' equity of Seller and its Subsidiaries for the periods stated therein and are derived from the books and

         records of Seller and its Subsidiaries, which are complete and accurate in all material respects and have been

         maintained in all material respects in accordance with

         applicable laws and regulations.  Neither Seller nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described

         above.  The Seller Financial Statements are set forth on

         Schedule 2.05.


                   2.06.  Seller Reports.  Since January 1, 1992, each

         of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any

         required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms

         10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the

         Board, (iii) the FDIC, (iv) the State Bank Regulator, and (v)

         any other federal, state, municipal, local or foreign

         government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the

         agencies and staffs thereof (the entities in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regulatory Authorities" and individually as a

         "Regulatory








         Authority").  All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports."  As of its respective date, each

         Seller Report complied in all material respects with all the rules and regulations promulgated by the applicable

         Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the

         statements therein, in light of the circumstances under which they were made, not misleading.


                   2.07.  Properties and Leases.  Except as may be

         reflected in the Seller Financial Statements, except for any

         Lien for current taxes not yet delinquent and except with

         respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any

         material Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of June 30, 1995 included in the most recent Seller Form 10-Q and, in each

         case, all real and personal property acquired since such

         date, except such real and personal property as has been

         disposed of in the ordinary course of business.  All leases material to Seller or any Seller Subsidiary pursuant to which

         Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases,








         any material existing default by Seller or any Seller

         Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

         Substantially all of Seller's and Seller Subsidiaries'

         buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition,

         normal wear and tear excepted.


                   2.08.  Taxes.  Except as previously disclosed,

         Seller and each Seller Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller

         Returns").  Each of Seller and its Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up

         adequate reserves on the most recent financial statements

         Seller has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such

         financial statements.  Neither Seller nor any Seller

         Subsidiary will have any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax,

         assessment








         or governmental charge have been proposed, asserted or

         assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by existing reserves.  Neither Seller nor any Seller Subsidiary is

         delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not

         since been filed and no requests for waivers of the time to assess any tax are pending.  The federal and state income tax returns of Seller and the Seller Subsidiaries have been

         audited and settled by the Internal Revenue Service (the

         "IRS") or appropriate state tax authorities for all periods ended through December 31, 1981.  There is no deficiency or refund litigation or matter in controversy with respect to

         Seller Returns.  Neither Seller nor any Seller Subsidiary has

         extended or waived any statute of limitations on the

         assessment of any tax due that is currently in effect.


                   2.09.  Material Adverse Change.  Since December 31,

         1994, there has been no material adverse change in the

         Condition of Seller and its Subsidiaries, taken as a whole,

         except as may have resulted or may result from changes to

         laws and regulations or changes in economic conditions

         applicable to banking institutions generally or in general levels of interest rates affecting banking institutions

         generally.









                   2.10.  Commitments and Contracts.  (a)  Except as set

         forth on Schedule 2.10A, neither Seller nor any Seller

         Subsidiary is a party or subject to any of the following

         (whether written or oral, express or implied):


                           (i)  any material agreement, arrangement or

                   commitment (A) not made in the ordinary course of

                   business or (B) pursuant to which Seller or any of

                   its Subsidiaries is or may become obligated to

                   invest in or contribute capital to any Seller

                   Subsidiary;


                          (ii)  any agreement, indenture or other

                   instrument not disclosed in the Seller Financial

                   Statements relating to the borrowing of money by

                   Seller or any Seller Subsidiary or the guarantee by

                   Seller or any Seller Subsidiary of any such

                   obligation (other than trade payables or

                   instruments related to transactions entered into in

                   the ordinary course of business by any Seller

                   Subsidiary, such as deposits and Fed Funds

                   borrowings);


                         (iii)  any contract, agreement or

                   understanding with any labor union or collective

                   bargaining organization;








                          (iv)  any contract containing covenants

                   which limit the ability of Seller or any Seller

                   Subsidiary to compete in any line of business or

                   with any person or which involve any restriction of

                   the geographical area in which, or method by which,

                   Seller or any Seller Subsidiary may carry on its

                   business (other than as may be required by law or

                   any applicable Regulatory Authority);


                           (v)  any other contract or agreement which

                   is a "material contract" within the meaning of Item

                   601(b)(10) of Regulation S-K promulgated by the

                   SEC; or


                          (vi)  any lease with annual rental payments

                   aggregating $250,000 or more.


                   (b)  Neither Seller nor any Seller Subsidiary is in

         violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease,

         insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether

         written or oral, and there has not occurred any event that,

         with the lapse of time or giving of notice or both, would

         constitute such a default, except, in all cases, where such default would not have a material adverse effect on the

         Condition of Seller and its Subsidiaries, taken as a whole.









                   2.11.  Litigation and Other Proceedings.  Except as

         set forth on Schedule 2.11, neither Seller nor any Seller

         Subsidiary is a party to any pending or, to the best

         knowledge of Seller, threatened claim, action, suit,

         investigation or proceeding, or is subject to any order,

         judgment or decree, except for matters which, in the

         aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement.  Without limiting the generality of the

         foregoing, there are no actions, suits, or proceedings

         pending or, to the best knowledge of Seller, threatened

         against Seller or any Seller Subsidiary or any of their

         respective officers or directors by any stockholder of Seller or any Seller Subsidiary (or any former stockholder of Seller or any Seller Subsidiary) or involving claims under the

         Securities Act, the Exchange Act, the Community Reinvestment

         Act of 1977, as amended, or the fair lending laws.


                   2.12.  Insurance.  Set forth on Schedule 2.12 is a

         list of all insurance policies maintained by or for the

         benefit of Seller or its Subsidiaries or their directors,

         officers, employees or agents.








                   2.13.  Compliance with Laws.  (a)  Seller and each of

         its Subsidiaries have all permits, licenses, authorizations,

         orders and approvals of, and have made all filings,

         applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as

         presently conducted and that are material to the business of

         Seller and its Subsidiaries; all such permits, licenses,

         certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no

         suspension or cancellation of any of them is threatened; and

         all such filings, applications and registrations are current.


                   (b)  Except for failures to comply or defaults

         which individually or in the aggregate would not have a

         material adverse effect on the Condition of Seller and its

         Subsidiaries, taken as a whole, (i)  each of Seller and its

         Subsidiaries has complied with all laws, regulations and

         orders (including without limitation zoning ordinances,

         building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax,

         environmental, civil rights, and occupational health and

         safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or

         savings association, banking organization, banking

         corporation or trust








         company, all statutes, rules, regulations and policy

         statements pertaining to the conduct of a banking, deposit-

         taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both,

         could result in the default under, the terms of any judgment,

         order, writ, decree, permit, or license of any Regulatory

         Authority or court, whether federal, state, municipal, or

         local and whether at law or in equity.  Except for

         liabilities which individually or in the aggregate would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, neither Seller nor any

         Seller Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether

         directly or, to the best knowledge of Seller, as a

         consequence of such Property being part of the investment

         portfolio of Seller or any Seller Subsidiary) (A) that is

         contaminated by or contains any hazardous waste, toxic

         substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other

         substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has








         been stored, disposed of, placed, or used in the construction thereof.  "Property" of a person shall include all property

         (real or personal, tangible or intangible) owned or

         controlled by such person, including without limitation

         property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest.

         No claim, action, suit, or proceeding is pending against

         Seller or any Seller Subsidiary relating to Property of

         Seller before any court or other Regulatory Authority or

         arbitration tribunal relating to hazardous substances,

         pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same.  Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any Seller

         Subsidiary which reasonably could be expected to have a

         material adverse effect on the Condition of Seller and its

         Subsidiaries, taken as a whole.


                   (c)  From and after January 1, 1992, neither Seller

         nor any Seller Subsidiary has received any notification or communication which has not been resolved from any Regulatory

         Authority (i) asserting that any Seller or any Subsidiary of








         Seller, is not in substantial compliance with any of the

         statutes, regulations or ordinances that such Regulatory

         Authority enforces, except with respect to matters which (A)

         are set forth on Schedule 2.13(c) or in any writing previously furnished to Buyer or (B) reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its

         Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be

         required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of its Subsidiaries,

         including without limitation any restriction on the payment of dividends.  No such cease and desist order, agreement or

         memorandum of understanding or other agreement is currently in effect.


                   (d)  Neither Seller nor any Seller Subsidiary is

         required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the

         proposed addition of an individual to its board of directors








         or the employment of an individual as a senior executive

         officer.


                   2.14.  Labor.  No work stoppage involving Seller or

         any Seller Subsidiary, is pending or, to the best knowledge of

         Seller, threatened.  Neither Seller nor any Seller Subsidiary is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and its Subsidiaries, taken as a whole.  Employees of neither

         Seller nor any Seller Subsidiary, are represented by any labor union or any collective bargaining organization.


                   2.15.  Material Interests of Certain Persons.  (a)

         Except as set forth in Seller's Proxy Statement for its 1995

         Annual Meeting of Stockholders, to the best knowledge of

         Seller, no officer or director of Seller or any Subsidiary of

         Seller, or any "associate" (as such term is defined in Rule

         l4a-1 under the Exchange Act) of any such officer or

         director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any

         Subsidiary of Seller, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be

         required to be








         so disclosed if such Subsidiary had a class of securities

         registered under Section 12 of the Exchange Act.


                   (b)  Except as set forth in Seller's Proxy

         Statement for its 1995 Annual Meeting of Stockholders or on

         Schedule 2.15B, as of June 30, 1995, there are no loans from

         Seller or any Seller Subsidiary to any present officer,

         director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Seller's or

         Seller Subsidiary's Board of Directors ("Insider Loans"), and

         no Insider Loans in excess of $500,000 have been made since

         June 30, 1995.  All outstanding Insider Loans from Seller or any Seller Subsidiary were approved by or reported to the

         appropriate board of directors in accordance with applicable law and regulations.


                   2.16.  Allowance for Loan and Lease Losses;

         Nonperforming Assets.  (a)  The allowances for loan and lease losses contained in the Seller Financial Statements were

         established in accordance with the past practices and

         experiences of Seller and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Seller and its Subsidiaries contained in the most recent Seller Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on








         loans (including without limitation accrued interest

         receivable) and credit commitments (including without

         limitation stand-by letters of credit) outstanding as of the date of such balance sheet.


                   (b)  The aggregate amount of all Nonperforming Assets

         (as defined below) on the books of Seller and its Subsidiaries does not exceed $5,498,000.  "Nonperforming Assets" shall mean

         (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B)

         that are on nonaccrual status, (C) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (D) that have been classified "doubtful", "loss" or the equivalent

         thereof by any Regulatory Authority, and (ii) all assets

         classified as real estate acquired through foreclosure or

         repossession and other assets acquired through foreclosure or repossession.


                   2.17.  Employee Benefit Plans.  (a)  Except as set

         forth in Schedule 2.17A, neither Seller nor any Seller

         Subsidiary is a party to any existing employment, management,

         consulting, deferred compensation, change-in-control or other similar contract.  "Seller Employee Plans" means all pension,








         retirement, supplemental retirement, savings, profit sharing,

         stock option, stock purchase, stock ownership, stock

         appreciation right, deferred compensation, consulting, bonus,

         medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit,

         incentive and welfare policies, contracts, plans and

         arrangements, and all trust agreements related thereto,

         maintained (currently or at any time in the last five years)

         by or contributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers,

         or other employees of and/or consultants to Seller or any

         Seller Subsidiary.  Schedule 2.17A lists all Seller Employee

         Plans currently in effect.  Seller has furnished Buyer with the following documents with respect to each Seller Employee

         Plan:  (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete

         description of the Seller Employee Plan; (ii) the most recent

         Form 5500 or Form 5500-C (including all schedules thereto),

         if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof,

         if any; and (v) the most recent Internal Revenue Service

         determination letter, if any.  Without limiting the

         generality








         of the foregoing, Seller has furnished Buyer with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any Seller Subsidiary.


                   (b)  Except as set forth in Schedule 2.17A, all

         Seller Employee Plans have been maintained and operated

         materially in accordance with their terms and with the

         material requirements of all applicable statutes, orders,

         rules and final regulations, including without limitation

         ERISA and the Internal Revenue Code.  All contributions

         required to be made to Seller Employee Plans have been made.


                   (c)  With respect to each of the Seller Employee

         Plans which is a pension plan (as defined in Section 3(2) of

         ERISA) (the "Pension Plans"):  (i) each Pension Plan which is intended to be "qualified" within the meaning of Section

         401(a) of the Internal Revenue Code has been determined to be so qualified by the Internal Revenue Service and, to the

         knowledge of Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of








         ERISA, valued using the assumptions in the most recent

         actuarial report, did not, in each case, as of the last

         applicable annual valuation date (as indicated on Schedule

         2.17A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Seller, there has been no "prohibited

         transaction," as such term is defined in Section 4975 of the

         Internal Revenue Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any Seller Subsidiary, to any material tax or penalty;

         (iv) except as set forth on Schedule 2.17C, no Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable

         events" with respect to any Pension Plan, as that term is

         defined in Section 4043 of ERISA on or after January 1, 1985;

         and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived).

         No Pension Plan is a "multiemployer plan" as that term is

         defined in Section 3(37) of ERISA.  With respect to each

         Pension Plan that is described in Section 4063(a) of ERISA (a

         "Multiple Employer Pension Plan"):  (i) neither Seller nor any Seller Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Seller and all








         Seller Subsidiaries were to withdraw from such Multiple

         Employer Pension Plan; and (ii) neither Seller nor any Seller

         Subsidiary would have any liability under Section 4064 of

         ERISA if such Multiple Employer Pension Plan were to

         terminate.


                   (d)  Except as set forth on Schedule 2.17D, neither

         Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any

         kind whatsoever, except as required by statute or regulation.


                   (e)  Neither Seller nor any Seller Subsidiary has

         any material liability under ERISA or the Internal Revenue

         Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Internal Revenue

         Code.


                   (f)  Except as set forth on Schedule 2.17F, neither

         the execution nor delivery of this Agreement, nor the

         consummation of any of the transactions contemplated hereby,

         will (i) result in any material payment (including without limitation severance, unemployment compensation or golden

         parachute payment) becoming due to any director or employee of Seller or any Seller Subsidiary from any of such entities,

         (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the

         acceleration of the time of payment of any such benefit.  No








         holder of an option to acquire stock of Seller has or will have at any time through the Effective Time the right to

         receive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option.  Seller shall use its best

         efforts to insure that no amounts paid or payable by Seller,

         Seller Subsidiaries or Buyer to or with respect to any

         employee or former employee of Seller or any Seller

         Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue

         Code.  No Seller Employee Stock Option has an associated

         "Additional Option Right" or similar "re-load" feature.


                   2.18.  Conduct of Seller to Date.  From and after

         January 1, 1995 through the date of this Agreement, except as set forth on Schedule 2.18 or in Seller Financial Statements:

         (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course

         consistent with past practices; (ii) Seller has not issued,

         sold, granted, conferred or awarded any of its Equity

         Securities (except shares of Seller Common Stock upon

         exercise of Seller Employee Stock Options), or any corporate debt securities which would be classified under GAAP as long-

         term debt on the balance sheets of Seller; (iii) Seller has not effected any stock split or adjusted, combined,

         reclassified or otherwise changed its capitalization; (iv)

         Seller has not








         declared, set aside or paid any dividend (other than its

         regular quarterly or regular semi-annual common dividends) or other distribution in respect of its capital stock, or

         purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly,

         any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any Seller Subsidiary has incurred any material

         obligation or liability (absolute or contingent), except

         normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither

         Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or

         liability (absolute or contingent), other than in the

         ordinary course of business; (vii) neither Seller nor any

         Seller Subsidiary has sold, assigned, transferred, leased,

         exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any Seller Subsidiary has (A)

         increased the rate of compensation of, or paid any bonus to,

         any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing

         policy, (B) entered into








         any new, or amended or supplemented any existing, employment,

         management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or

         substantially modified any of the Seller Employee Plans or

         (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage,

         destruction, or loss, whether as the result of fire,

         explosion, earthquake, accident, casualty, labor trouble,

         requisition, or taking of property by any Regulatory

         Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any Seller Subsidiary has cancelled or compromised any debt, except for debts

         charged off or compromised in accordance with the past

         practice of Seller and its Subsidiaries, and (xi) neither

         Seller nor any Seller Subsidiary has entered into any

         material transaction, contract or commitment outside the

         ordinary course of its business.


                   2.19.  Proxy Statement, etc.  None of the

         information regarding Seller or any Seller Subsidiary

         supplied or to be supplied by Seller for inclusion or

         included in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this

         Agreement (the








         "Registration Statement"), (ii) the proxy or information

         statement (the "Proxy Statement") to be mailed to Seller's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the

         transactions contemplated hereby will, at the respective

         times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it

         becomes effective and, with respect to the Proxy Statement,

         when mailed, be false or misleading with respect to any

         material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03 (the "Meeting") (or,

         if no Meeting is held, at the time the Proxy Statement is

         first furnished to Seller's stockholders), be false or

         misleading with respect to any material fact, or omit to

         state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting.  All documents which Seller or any

         Seller Subsidiary is responsible for filing with any

         Regulatory Authority in connection with the Merger will

         comply as to form in all material respects with the

         provisions of applicable law.









                   2.20.  Registration Obligations.  Except as set

         forth on Schedule 2.20, neither Seller nor any Seller

         Subsidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.


                   2.21.  State Takeover Statutes.  The transactions

         contemplated by this Agreement are not subject to any

         applicable state takeover law under the laws of the State of

         Iowa.


                   2.22.  Accounting, Tax and Regulatory Matters.

         Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or

         circumstance that would (i) prevent the transactions

         contemplated hereby from qualifying (A) for pooling-of-

         interests accounting treatment or (B) as a reorganization

         within the meaning of Section 368 of the Internal Revenue

         Code or (ii) materially impede or delay receipt of any

         approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.


                   2.23.  Brokers and Finders.  Except for Donaldson,

         Lufkin & Jenrette Securities Corporation, neither Seller nor any Seller Subsidiary nor any of their respective officers,

         directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees,

         brokerage fees, commissions or finder's fees, and no broker

         or








         finder has acted directly or indirectly for Seller or any

         Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby.  Schedule 2.23 discloses a bona fide estimate of the aggregate amount of all fees and expenses expected to be paid by Seller to all attorneys,

         accountants or investment bankers in connection with the

         Merger ("Merger Fees").


                   2.24.  Other Activities.  (a)  Except as set forth

         on Schedule 2.24A, neither Seller nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is directly

         related to an extension of credit by Seller or any of its

         Subsidiaries and limited to assuring the repayment of the

         balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.


                   (b)  Except as set forth on Schedule 2.24B, to the

         knowledge of Seller's management:  each Subsidiary that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with requisite authority under applicable law of Regulatory

         Authorities and in material accordance with the agreements and instruments governing such Trust Activities, sound

         fiduciary principles and applicable law and regulation

         (specifically including but not limited to Section 9 of Title

         12 of the








         Code of Federal Regulations); there is no investigation or inquiry by any governmental entity pending or threatened

         against Seller or any of its Subsidiaries thereof relating to the compliance by Seller or any of its Subsidiaries with

         sound fiduciary principles and applicable law and

         regulations; and each employee of any such bank had the

         authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and

         such bank has established policies and procedures for the

         purpose of complying with applicable laws of governmental

         entities relating to Trust Activities, has followed such

         policies and procedures in all material respects and has

         performed appropriate internal audit reviews of Trust

         Activities, which audits have disclosed no material

         violations of applicable laws of governmental entities or

         such policies and procedures.


                   2.25.  Interest Rate Risk Management Instruments.

         (a)  Set forth on Schedule 2.25A is a list of all interest rate swaps, caps, floors, and option agreements and other

         interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.








                   (b)  All interest rate swaps, caps, floors and

         option agreements and other interest rate risk management

         arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and

         applicable rules, regulations and policies of Regulatory

         Authorities and with counterparties believed to be

         financially responsible at the time and are legal, valid and binding obligations and are in full force and effect.  Seller and each of its Subsidiaries has duly performed in all

         material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and

         there are no material breaches, violations or defaults or

         allegations or assertions of such by any party thereunder.


                   2.26.  Accuracy of Information.  The statements of

         Seller contained in this Agreement, the Schedules and any

         other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.








                                  ARTICLE III

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER


                   Buyer represents, and warrants to and covenants

         with Seller as follows:


                   3.01.  Organization and Authority.  Buyer and each

         of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good

         standing under the laws of the jurisdiction of organization,

         is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Buyer Subsidiaries,

         where the failure to be so qualified would not have a

         material adverse effect on the Condition of Buyer and its

         Subsidiaries, taken as a whole.  Buyer is registered as a

         bank holding company with the Board under the Holding Company

         Act.  True and complete copies of the Articles of

         Incorporation and Bylaws of Buyer, each in effect on the date of this Agreement, have been provided to Seller.


                   3.02.  Capitalization of Buyer.  The authorized

         capital stock of Buyer consists of (i) 100,000,000 shares of

         Buyer Common Stock, of which, as of July 31, 1995, 54,423,205








         shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Buyer Preferred Stock"),

         issuable in series, of which 5,306 shares of Series B-1

         Preferred Stock and 9,500 shares of Series B-2 Preferred

         Stock are issued or outstanding.  Buyer has designated

         1,000,000 shares of Buyer Preferred Stock as "Series A Junior

         Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 (the "Buyer

         Rights Agreement"), between Buyer and Mercantile Bank of St.

         Louis National Association, as Rights Agent.  As of July 31,

         1995 Buyer had reserved (i) 4,515,373 shares of Buyer Common

         Stock for issuance under various stock option and incentive plans ("Buyer Stock Options"), (ii) 322,000 shares of Buyer

         Common Stock for issuance upon the acquisition of Security

         Bank of Conway, FSB ("Conway") pursuant to an Agreement and

         Plan of Reorganization dated July 7, 1995, (iii) 675,000

         shares of Buyer Common Stock for issuance upon the

         acquisition of Southwest Bancshares, Inc. ("Southwest")

         pursuant to an Agreement and Plan of Merger dated January 27,

         1995, (iv) 661,385 shares of Buyer Common Stock for issuance upon the acquisition of AmeriFirst Bancorporation Inc.

         ("AmeriFirst") pursuant to an Agreement and Plan of Merger dated February 16, 1995, and (v) 521,424 shares of Buyer

         Common Stock for issuance upon the acquisition of First

         Sterling Bancorp, Inc. ("Sterling") pursuant to an Agreement and Plan of Merger








         dated July 24, 1995.  From July 31, 1995 through the date of this Agreement, no shares of Buyer Common Stock or other

         Equity Securities of Buyer have been issued excluding any

         such shares which may have been issued pursuant to stock-

         based employee benefit or incentive plans and programs, or pursuant to the foregoing agreements.  Buyer continually

         evaluates possible acquisitions and may prior to the

         Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another

         bank, association, bank holding company, savings and loan

         holding company or other company (or the assets thereof) for consideration that may include equity securities.  In

         addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for

         financing purposes.  Notwithstanding the foregoing, Buyer

         will not take any action that would (i) prevent the

         transactions contemplated hereby from qualifying (A) for

         pooling-of-interests accounting treatment or (B) as a

         reorganization within the meaning of Section 368 of the

         Internal Revenue Code or (ii) materially impede or delay

         receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this

         Agreement.  Except as set forth above and except for

         securities to be issued in connection with Buyer's








         pending acquisitions of Conway and Sterling and except

         pursuant to the Buyer Rights Agreement, there are no other

         Equity Securities of Buyer outstanding.  All of the issued and outstanding shares of Buyer Common Stock are validly

         issued, fully paid, and nonassessable, and have not been

         issued in violation of any preemptive right of any

         stockholder of Buyer.  At the Effective Time, the Buyer

         Common Stock to be issued in the Merger will be duly

         authorized, validly issued, fully paid and non-assessable,

         and will not be issued in violation of any preemptive right of any stockholder of Buyer.


                   3.03.  Authorization.  (a)  Buyer has the corporate

         power and authority to enter into this Agreement and to carry out its obligations hereunder.  No stockholder vote is

         required for Buyer to approve this Agreement.  The execution,

         delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer.  This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its

         terms.


                   (b)  Neither the execution, delivery and

         performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor

         compliance








         by Buyer with any of the provisions hereof, will (i) violate,

         conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or

         result in the creation of, any Lien upon any of the material properties or assets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its

         articles or certificate of incorporation or bylaws, or (y)

         any material note, bond, mortgage, indenture, deed of trust,

         license, lease, agreement or other instrument or obligation to which Buyer or any of the material properties or assets of

         Buyer is a party or by which it may be bound, or to which

         Buyer may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this

         Section 3.03, to the best knowledge of Buyer, violate any

         judgment, ruling, order, writ, injunction, decree, statute,

         rule or regulation applicable to Buyer or any of its

         Subsidiaries or any of their respective material properties or assets.


                   (c)  Other than in connection with or in compliance

         with the provisions of The General and Business Corporation

         Law of Missouri (the "Missouri Act"), the Iowa Act, the

         Securities Act, the Exchange Act, the securities or blue sky








         laws of the various states or filings, consents, reviews,

         authorizations, approvals or exemptions required under the

         Holding Company Act, and the HSR Act, or any required

         approvals of any other Regulatory Authority, no notice to,

         filing with, exemption or review by, or authorization,

         consent or approval of, any public body or authority is

         necessary for the consummation by Buyer of the transactions contemplated by this Agreement.


                   3.04.  Buyer Financial Statements.  The

         supplemental consolidated and parent company only balance

         sheets of Buyer and its Subsidiaries as of December 31, 1994,

         1993 and 1992 and related supplemental consolidated and

         parent company only statements of income, cash flows and

         changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1994, together with the notes thereto, audited by KPMG Peat Marwick ("Buyer

         Auditors") and included in Buyer's current report on Form 8-K dated May 31, 1995 as filed with the SEC, and the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of March 31 and June 30, 1995 and the related unaudited

         consolidated statements of income and cash flows for the

         periods then ended included in quarterly reports on Form 10-Q as filed with the SEC (collectively, the "Buyer Financial

         Statements"), have been prepared in accordance with GAAP,

         present fairly the consolidated financial position of Buyer and its








         Subsidiaries at the dates and the consolidated results of

         operations, changes in stockholders' equity and cash flows of

         Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its

         Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations.  Neither

         Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial

         statements described above.


                   3.05.  Buyer Reports.  Since January 1, 1992, each

         of Buyer and the Buyer Subsidiaries has filed all material reports, registrations and statements, together with any

         required material amendments thereto, that it was required to file with any Regulatory Authority.  All such reports and

         statements filed with any such Regulatory Authority are

         collectively referred to herein as the "Buyer Reports."  As of its respective date, each Buyer Report complied in all

         material respects with all the rules and regulations

         promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

         necessary in order to make the statements therein, in light of the circumstances under which they were made, not

         misleading.








                   3.06.  Material Adverse Change.  Since December 31,

         1994, there has been no material adverse change in the

         Condition of Buyer and its Subsidiaries, taken as a whole,

         except as may have resulted or may result from changes to

         laws and regulations or changes in economic conditions

         applicable to banking institutions generally or in general levels of interest rates affecting banking institutions

         generally.


                   3.07.  Compliance with Laws.  (a)  Each of Buyer

         and its Subsidiaries has complied with all laws, regulations,

         and orders (including without limitation zoning ordinances,

         building codes, ERISA, and securities, tax, environmental,

         civil rights, and occupational health and safety laws and

         regulations and including without limitation in the case of any Buyer Subsidiary that is a bank, banking organization,

         thrift, banking corporation or trust company, all statutes,

         rules and regulations, pertaining to the conduct of a

         banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments

         applicable to them and to the conduct of their business,

         except where such failure to comply would not have a material adverse effect on the Condition of Buyer and its

         Subsidiaries, taken as a whole, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both,

         could result in the








         default under, the terms of any judgment, order, writ,

         decree, permit, or license of any Regulatory Authority or

         court, whether federal, state, municipal, or local and

         whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.  Neither Buyer nor any Buyer Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Buyer (whether directly or, to the

         best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer

         Subsidiary) (A) that is contaminated by or contains any Toxic

         Substance, or (B) on which any Toxic Substance has been

         stored, disposed of, placed, or used in the construction

         thereof; and which, in each case, reasonably could be

         expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.  Except for statutory or regulatory restrictions of general application,

         no Regulatory Authority has placed any restriction on the

         business of Buyer or any Buyer Subsidiary which reasonably could be expected to have a material adverse effect on the

         Condition of Buyer and its Subsidiaries, taken as a whole.

         No claim, action, suit, or proceeding is pending against

         Buyer or any Buyer Subsidiary relating to Property of Buyer before any court or other Regulatory Authority or arbitration








         tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order,

         writ, injunction, decree, or award against or affecting Buyer or any Buyer Subsidiary with respect to the same.


                   (b)  Buyer and each of its Subsidiaries have all

         permits, licenses, authorizations, orders and approvals of,

         and have made all filings, applications and registrations

         with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and

         that are material to the business of Buyer and its

         Subsidiaries; all such permits, licenses, certificates of

         authority, orders and approvals are in full force and effect and, to the best knowledge of Buyer, no suspension or

         cancellation of any of them is threatened; and all such

         filings, applications and registrations are current.


                   (c)  From and after January 1, 1992, neither Buyer

         nor any Buyer Subsidiary has received any notification or

         communication which has not been resolved from any Regulatory

         Authority (i) asserting that any Buyer or any Subsidiary of

         Buyer, is not in substantial compliance with any of the

         statutes, regulations or ordinances that such Regulatory

         Authority enforces, except with respect to matters which (A)

         are set forth on Schedule 3.07 or in any writing previously








         furnished to Buyer or (B) reasonably could not be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, (ii) threatening to

         revoke any license, franchise, permit or governmental

         authorization that is material to the Condition of Buyer and its Subsidiaries, taken as a whole, including without

         limitation such company's status as an insured depositary

         institution under the Federal Deposit Insurance Act, or (iii)

         requiring or threatening to require Buyer or any of its

         Subsidiaries, or indicating that Buyer or any of its

         Subsidiaries may be required, to enter into a cease and

         desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to

         direct, restrict or limit in any manner the operations of

         Buyer or any of its Subsidiaries, including without

         limitation any restriction on the payment of dividends.  No such cease and desist order, agreement or memorandum of

         understanding or other agreement is currently in effect.


                   3.08.  Registration Statement, etc.  None of the

         information regarding Buyer or any of its Subsidiaries supplied or to be supplied by Buyer for inclusion or included in (i) the

         Registration Statement, (ii) the Proxy Statement, or (iii) any

         other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at








         the respective times such documents are filed with any

         Regulatory Authority and, in the case of the Registration

         Statement, when it becomes effective and, with respect to the

         Proxy Statement, when mailed (or furnished to stockholders of

         Seller), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any

         material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting.  All documents which Buyer or any of its

         Subsidiaries are responsible for filing with any Regulatory

         Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.


                   3.09.  Brokers and Finders.  Neither Buyer nor any

         of its Subsidiaries nor any of their respective officers,

         directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees,

         brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.








                   3.10.  Commitments and Contracts.  Neither Buyer

         nor any Buyer Subsidiary is in violation of its charter

         documents or bylaws or in default under any material

         agreement, commitment, arrangement, lease, insurance policy,

         or other instrument, whether entered into in the ordinary

         course of business or otherwise and whether written or oral,

         and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a

         default, except, in all cases, where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.


                   3.11.  Litigation and Other Proceedings.  Neither

         Buyer nor any Buyer Subsidiary is a party to any pending or,

         to the best knowledge of Buyer, threatened claim, action,

         suit, investigation or proceeding, or is subject to any

         order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement.  Without limiting the generality of the

         foregoing, there are no actions, suits, or proceedings

         pending or, to the best knowledge of Buyer, threatened

         against Buyer or any Buyer Subsidiary or any of their

         respective officers or directors by any stockholder of Buyer








         or any Buyer Subsidiary (or any former stockholder of Buyer or any Buyer Subsidiary) or involving claims under the

         Securities Act, the Exchange Act, the Community Reinvestment

         Act of 1977, as amended, or the fair lending laws.


                   3.12.  Interest Rate Risk Management Instruments.

         All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which

         Buyer or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with

         prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with

         counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect.  Buyer and each of its Subsidiaries has duly performed in all material respects all of its

         obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches,

         violations or defaults or allegations or assertions of such by any party thereunder.


                   3.13.  Taxes.  Buyer and each Buyer Subsidiary have

         timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the








         Closing Date ("Buyer Returns").  Each of Buyer and its

         Subsidiaries has paid, or set up adequate reserves on the Buyer

         Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial

         statements Buyer has filed under the Exchange Act for the

         payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements.  Neither Buyer nor any Buyer

         Subsidiary will have any liability material to the Condition of

         Buyer and the Buyer Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax,

         assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Buyer or any Buyer Subsidiary which would not be covered by existing reserves.  Neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are

         pending.  The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and settled by the

         Internal Revenue Service








         (the "IRS") or appropriate state tax authorities for all

         periods ended through December 31, 1988.  There is no

         deficiency or material refund litigation or matter in

         controversy with respect to Buyer Returns.  Neither Buyer nor any Buyer Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.


                   3.14.  Accounting, Tax and Regulatory Matters.

         Neither Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or

         circumstance that would (i) prevent the transactions

         contemplated hereby from qualifying (A) for pooling-of-

         interests accounting treatment or (B) as a reorganization

         within the meaning of Section 368 of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the

         transactions contemplated by this Agreement.


                   3.15.  Accuracy of Information.  The statements of

         Buyer contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and

         documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.









                                    ARTICLE IV

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME


                   4.01.  Conduct of Businesses Prior to the Effective

         Time.  During the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course

         consistent with past practices and shall, and shall cause

         each such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and

         advantageous business relationships and retain the services of its officers and key employees.


                   4.02.  Forbearances.  Except as set forth on

         Schedule 4.02 or as otherwise contemplated by this Agreement,

         during the period from the date of this Agreement to the

         Effective Time, Seller shall not and shall not permit any of its Subsidiaries to, without the prior written consent of

         Buyer:


                   (a)  declare, set aside or pay any dividends or

              other distributions, directly or indirectly, in respect

              of its capital stock (other than dividends from a

              Subsidiary of Seller to Seller or another Subsidiary of

              Seller), except that Seller may declare and pay cash

              dividends on the Seller Common Stock of not more than








              (x) for dividends payable in 1995, $.17 per share per

              quarterly period and (y) for dividends payable in 1996,

              per quarterly period, $.19 per share; provided, that

              Seller shall not declare or pay any dividends on Seller

              Common Stock for any period in which its stockholders

              will be entitled to receive any regular quarterly

              dividend on the shares of Buyer Common Stock to be

              issued in the Merger; or,


                   (b)  enter into or amend any employment, severance

              or similar agreement or arrangement with any director or

              officer or employee, or materially modify any of the

              Seller Employee Plans or grant any salary or wage

              increase or materially increase any employee benefit

              (including incentive or bonus payments), except normal

              individual increases in compensation to employees

              consistent with past practice, or as required by law or

              contract; or,


                   (c)  authorize, recommend (subject to the fiduciary

              duties of Seller's Board of Directors, based upon

              written advice of counsel to Seller, which counsel is

              reasonably acceptable to Buyer), propose or announce an

              intention to authorize, so recommend or propose, or

              enter into an agreement in principle with respect to,

              any merger, consolidation or business combination (other








              than the Merger), any acquisition of a material amount

              of assets or securities, any disposition of a material

              amount of assets or securities or any release or

              relinquishment of any material contract rights; or


                   (d)  propose or adopt any amendments to its

              articles of incorporation, association or other charter

              document or bylaws; or


                   (e)  issue, sell, grant, confer or award any of its

              Equity Securities (except shares of Seller Common Stock

              issued upon exercise of Seller Employee Stock Options

              outstanding on the date of this Agreement) or effect any

              stock split or adjust, combine, reclassify or otherwise

              change its capitalization as it existed on the date of

              this Agreement; or


                   (f)  purchase, redeem, retire, repurchase, or

              exchange, or otherwise acquire or dispose of, directly

              or indirectly, any of its Equity Securities, whether

              pursuant to the terms of such Equity Securities or

              otherwise; or


                   (g)  (i)  without first consulting with Buyer,

              enter into, renew or increase any loan or credit

              commitment (including stand-by letters of credit) to, or

              invest or agree to invest in any person or entity or








              modify any of the material provisions or renew or

              otherwise extend the maturity date of any existing loan

              or credit commitment (collectively, "Lend to") in an

              amount in excess of $1,500,000 or in an amount which, or

              when aggregated with any and all loans or credit

              commitments to such person or entity, would be in excess

              of $1,500,000; (ii) without first obtaining the written

              consent of Buyer, lend to any person or entity in an

              amount in excess of $3,000,000 or in an amount which,

              when aggregated with any and all loans or credit

              commitments to such person or entity, would be in excess

              of $3,000,000; (iii) Lend to any person other than in

              accordance with lending policies as in effect on the

              date hereof; provided that in the case of clauses (ii)

              and (iii) Seller or any Seller Subsidiary may make any

              such loan in the event (A) Seller or any Seller

              Subsidiary has delivered to Buyer or its designated

              representative a notice of its intention to make such

              loan and such information as Buyer or its designated

              representative may reasonably require in respect thereof

              and (B) Buyer or its designated representative shall not

              have reasonably objected to such loan by giving written

              or facsimile notice of such objection within two

              business days following the delivery to Buyer of the

              notice of intention and information as aforesaid; or

              (iv) Lend to any








              person or entity any of the loans or other extensions of

              credit to which or investments in which are on a "watch

              list" or similar internal report of Seller or any Seller

              Subsidiary (except those denoted "pass" thereon), in an

              amount in excess of $500,000; provided, however, that

              nothing in this paragraph shall prohibit Seller or any

              Seller Subsidiary from honoring any contractual

              obligation in existence on the date of this Agreement.

              Notwithstanding clauses (i) and (ii) of this Section

              4.02(g), Seller shall be authorized without first

              consulting with Buyer or obtaining Buyer's prior written

              consent, to increase the aggregate amount of any credit

              facilities theretofore established in favor of any

              person or entity (each a "Pre-Existing Facility"),

              provided that the aggregate amount of any and all such

              increases with respect to any Pre-Existing Facility

              shall not be in excess of the lesser of ten percent

              (10%) of such Pre-Existing Facility or $250,000; or


                   (h)  directly or indirectly (including through its

              officers, directors, employees or other representatives)

              initiate, solicit or encourage any discussions,

              inquiries or proposals with any third party relating to

              the disposition of any significant portion of the

              business or assets of Seller or any Seller Subsidiary or

              the acquisition of Equity Securities of Seller or any

              Seller








              Subsidiary or the merger of Seller or any Seller

              Subsidiary with any person (other than Buyer) or any

              similar transaction (each such transaction being

              referred to herein as an "Acquisition Transaction"), or

              provide any such person with information or assistance

              or negotiate with any such person with respect to an

              Acquisition Transaction, and Seller shall promptly

              notify Buyer orally of all the relevant details relating

              to all inquiries, indications of interest and proposals

              which it may receive with respect to any Acquisition

              Transaction; or


                   (i)  take any action that would (A) materially impede

              or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to

              obtain any approval of any Regulatory Authority required

              for the transactions contemplated by this Agreement or to

              perform its covenants and agreements under this Agreement

              or (B) prevent the transactions contemplated hereby from

              qualifying as a reorganization within the meaning of

              Section 368 of the Internal Revenue Code; or


                   (j)  other than in the ordinary course of business

              consistent with past practice, incur any indebtedness for

              borrowed money, assume, guarantee, endorse or otherwise as








              an accommodation become responsible or liable for the

              obligations of any other individual, corporation or other

              entity, or, without prior approval of Buyer, which shall

              not be unreasonably withheld, pay any Merger Fees in

              excess of the amount set forth on Schedule 2.23; or


                   (k)  restructure or materially change its investment

              securities portfolio, through purchases, sales or

              otherwise, or the manner in which the portfolio is

              classified or reported, or execute any individual

              investment transaction (i) in United States Treasury

              securities in excess of $5,000,000 and (ii) in any other

              investment securities in excess of $1,000,000; or


                   (l)  agree in writing or otherwise to take any of

              the foregoing actions or engage in any activity, enter

              into any transaction or take or omit to take any other

              act which would make any of the representations and

              warranties in Article II of this Agreement untrue or

              incorrect in any material respect if made anew after

              engaging in such activity, entering into such

              transaction, or taking or omitting such other act.








                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                   5.01.  Access and Information.  (a)  Buyer and its

         Subsidiaries, on the one hand, and Seller and its

         Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other

         representatives, full access during normal business hours,

         during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and

         records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and

         (ii) all other information concerning its business,

         properties and personnel as such other party may reasonably request.  Each party hereto shall, and shall cause its

         advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction

         contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents

         (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to

         cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit

         others to use, any








         such information unless such information becomes generally available to the public.


                   (b)  Each party promptly following the date of this

         Agreement shall commence its review of the other and the

         respective operations, business affairs, prospects and

         financial conditions of each, including, without limitation,

         those matters which are the subject of Seller's

         representations and warranties (the "Due Diligence Review").

         Each party shall conclude such review by not later than

         thirty (30) business days after the date of this Agreement

         (the "Due Diligence Period"), but the pendency of such Due

         Diligence Review shall not delay Buyer's obligation pursuant to Section 5.02 of this Agreement to file a Registration

         Statement with the SEC and all other necessary applications and filings with the appropriate federal and state regulatory agencies.  Each party shall promptly advise the other of any situation, event, circumstance or other matter which first came to the attention of such party after the date hereof

         which could result in the termination of this Agreement

         pursuant to Section 7.01 hereof, or, if applicable, of the absence of any situation, event, circumstance or other

         matter.  Notwithstanding anything herein or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude, or be construed to limit, restrict or preclude,

         either party, at any time or from time to time thereafter,

         from conducting such further








         reviews or from exercising any rights available to it

         hereunder as a result of the existence or occurrence prior to the Due Diligence Period of any event or condition which was not detected in the Due Diligence Review and which would

         constitute a breach of any representation, warranty or

         agreement under this Agreement.


                   5.02.  Registration Statement; Regulatory Matters.

         (a)  Buyer shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration

         Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Buyer Common Stock to be issued in the Merger.  Buyer shall prepare and file an

         application with the Federal Reserve Board as soon as

         reasonably practicable.  Buyer shall use all reasonable efforts to cause the Registration Statement to become effective.  Buyer shall also take any action required to be taken under any

         applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and its Subsidiaries shall furnish Buyer all information concerning Seller and its

         Subsidiaries and the stockholders thereof as Buyer may

         reasonably request in connection with any such action.








                   (b)  Seller and Buyer shall cooperate and use their

         respective best efforts to prepare all documentation, to

         effect all filings and to obtain all permits, consents,

         approvals and authorizations of all third parties and

         Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by

         Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's

         Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time.


                   5.03.  Stockholder Approval.  Seller shall call a

         meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger or take other

         action for stockholders to authorize the Merger.  In

         connection therewith, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy

         Statement shall be filed with the SEC and mailed to the

         stockholders of Seller.  The Board of Directors of Seller

         shall submit for approval of Seller's stockholders the

         matters to be voted upon in order to authorize the Merger.

         The Board of Directors of Seller hereby does and (subject to the fiduciary duties of Seller's Board of Directors, based upon written advice of counsel to Seller, which counsel is reasonably acceptable to Buyer) will recommend this Agreement and the transactions contemplated hereby to stockholders of

         Seller








         and will use its best efforts to obtain any vote of Seller's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions

         contemplated hereby.


                   5.04.  Current Information.  During the period from

         the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial information or reports as the

         same become available and shall cause one or more of its

         designated representatives to confer on a regular and

         frequent basis with representatives of the other party.  Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications

         indicating that the same may be contemplated), or the

         institution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.


                   5.05.  Agreements of Affiliates.  As soon as

         practicable after the date of this Agreement, Seller shall deliver to Buyer a letter identifying all persons whom Seller believes to be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act.  Seller








         shall use its best efforts to cause each person who is so

         identified as an "affiliate" to deliver to Buyer as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Buyer's

         application with the Federal Reserve Board referred to in

         Section 5.02, a written agreement providing that from the

         date of such agreement each such person will agree not to

         sell, pledge, transfer or otherwise dispose of any shares of stock of Seller held by such person or any shares of Buyer

         Common Stock to be received by such person in the Merger

         except in compliance with the applicable provisions of the

         Securities Act and until such time as financial results

         covering at least 30 days of combined operations of Buyer and

         Seller shall have been published.  Prior to the Effective

         Time, Seller shall amend and supplement such letter and use its best efforts to cause each additional person who is

         identified as an "affiliate" to execute a written agreement as set forth in this Section 5.05.


                   5.06.  Expenses.  Each party hereto shall bear its

         own expenses incident to preparing, entering into and

         carrying out this Agreement and to consummating the Merger.


                   5.07.  Miscellaneous Agreements and Consents.  (a)

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts








         to take, or cause to be taken, all action, and to do, or

         cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions

         contemplated hereby.  Each party shall, and shall cause each of its respective subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory

         Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this

         Agreement.


                   (b)  Seller, prior to the Effective Time, shall (i)

         consult and cooperate with Buyers regarding the

         implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.16 hereof, including,

         without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the

         request of Buyer, conform Seller's existing policies and

         procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Seller policy








         or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory

         Authority having jurisdiction over Seller and/or the Seller

         Subsidiary affected thereby.


                   5.08.  Employee Benefits.  (a)  The provisions of

         the Seller Stock Plans and of any other plan, program or

         arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Seller or any

         Seller Subsidiary shall be deleted and terminated as of the

         Effective Time, and Seller shall ensure that following the

         Effective Time no holder of Seller Employee Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any Seller

         Subsidiary.


                   (b)  Except as set forth in Section 5.08(a) hereof,

         the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the

         Surviving Corporation until such time as the employees of the

         Seller and the Seller Subsidiaries are integrated into

         Buyer's employee benefit plans that are available to other employees of Buyer and Buyer Subsidiaries, subject to the

         terms and conditions specified in such plans and to such








         changes therein as may be necessary to reflect the

         consummation of the Merger.  Buyer shall take such steps as are necessary or required to integrate the employees of

         Seller and the Seller Subsidiaries in Buyer's employee

         benefit plans available to other employees of Buyer and Buyer

         Subsidiaries as soon as practicable after the Effective Time,

         with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and

         eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles,

         and (ii) waiver of all waiting periods and pre-existing

         condition exclusions or penalties.


                   5.09.  Employee Stock Options.  At the Effective

         Time, all rights with respect to Seller Common Stock pursuant to Seller Employee Stock Options that are outstanding at the

         Effective Time, whether or not then exercisable, shall be

         converted into and become rights with respect to Buyer Common

         Stock, and Buyer shall assume each Seller Employee Stock Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced.  From and after the Effective Time, (i) each

         Seller Employee Stock Option assumed by Buyer shall be

         exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to each Seller

         Employee Stock Option shall be equal to the number of shares of

         Seller








         Common Stock subject to such Seller Employee Stock Option

         immediately prior to the Effective Time multiplied by the

         Exchange Ratio and (iii) the per share exercise price under each Seller Employee Stock Option shall be adjusted by dividing the per share exercise price under such Seller Employee Stock

         Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Seller Employee

         Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split,

         stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.  It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Internal

         Revenue Code, as to any Seller Employee Stock Option that is an

         "incentive stock option."


                   5.10.  Press Releases.  Except as may be required

         by law, Seller and Buyer shall consult and agree with each other as to the form and substance of any proposed press

         release relating to this Agreement or any of the transactions contemplated hereby.


                   5.11.  State Takeover Statutes.  Seller will take

         all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from,








         and if necessary challenge the validity of, any applicable state takeover law.


                   5.12  D&O Indemnification.  Buyer agrees that the

         Merger shall not affect or diminish any of Seller's duties and obligations of indemnification existing as of the

         Effective Time in favor of employees, agents, directors or officers of Seller or its Subsidiaries arising by virtue of their respective Articles of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract,

         resolution or other agreement or document existing at the

         date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would

         (but for the Merger) otherwise survive and continue in full force and effect.


                   5.13.  Best Efforts.  Each of Buyer and Seller

         undertakes and agrees to use its best efforts to cause the

         Merger (i) to qualify (A) for pooling-of-interests accounting treatment and (B) as a reorganization within the meaning of

         Section 368 of the Internal Revenue Code (including, if

         necessary, to take reasonable steps to restructure the

         transactions contemplated by this Agreement to so qualify)

         and (ii) to occur as soon as practicable.  Each of Buyer and

         Seller agrees to not take any action that would materially impede or








         delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the

         transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.


                   5.14.  Insurance.  As soon as practicable following

         the date hereof, Seller shall, and Seller shall cause its

         Subsidiaries to, use its best efforts to maintain its

         existing insurance and, if not already obtained, obtain (and maintain through the Effective Time) insurance with respect to employee benefit matters and umbrella insurance in respect of automobile fleet coverage for amounts as reasonably

         requested by Buyer with financially sound and reputable

         insurance companies.


                   5.15.  Bank Minority Shares.  As soon as reasonably

         practicable, Seller shall use all reasonable efforts to

         cooperate with Buyer in respect of each person holding

         capital stock of any of the Banks (other than Seller or any of the Seller Subsidiaries), whether as qualifying shares or otherwise, with the goal of purchasing such shares at any

         time and/or from time to time, at a price reasonably

         acceptable to Buyer.


                   5.16.  Conforming Entries.  (a)  Notwithstanding

         that Seller believes that Seller and the Seller Subsidiaries








         have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws,

         rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies

         (including loan classifications and levels of reserves for possible loan losses).  From and after the date of this

         Agreement to the Effective Time, Seller and Buyer shall

         consult and cooperate with each other with respect to

         conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.


                   (b)  In addition, from and after the date of this

         Agreement to the Effective Time, Seller and Buyer shall

         consult and cooperate with each other with respect to

         determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-

         off or write-down of various assets and other appropriate

         charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.


                   (c)  Seller and Buyer shall consult and cooperate

         with each other with respect to determining, as specified in








         a written notice from Buyer to Seller, based upon such

         consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes

         Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.


                   (d)  At the request of Buyer, Seller shall (i)

         establish and take such reserves and accruals as Buyer shall request to conform Seller's loan, accrual and reserve

         policies to Buyer's policies, and (ii) establish and take

         such accruals, reserves and charges in order to implement

         such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting

         purposes such expenses of the Merger and restructuring

         charges related to or to be incurred in connection with the

         Merger, in each case at such times as are requested by Buyer in a written notice to Seller, in accordance with the

         following objective.  It is the objective of Buyer and Seller that such reserves, accruals and charges referred to in this

         Section 5.16 to be taken as at or immediately prior to

         December 31, 1995, provided that if such reserves, accruals and charges are to be taken as at or prior to December 31,

         1995 and the Closing Date is to occur thereafter, Buyer shall certify to








         Seller on or prior to December 31, 1995, that the bank

         regulatory approval conditions to its obligations

         contemplated by Section 6.01(b) have been satisfied or waived

         (except to the extent that any waiting period associated

         therewith may then have commenced but not expired) and Buyer and Seller shall have mutually agreed by December 31, 1995 to the scheduling of the Closing Date; and provided, further,

         that Seller shall not be required to take any such action

         that is not consistent with GAAP.


                   5.17.  Environmental Reports.  Seller shall provide

         to Buyer as soon as reasonably practicable, but not later

         than ninety (90) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Seller or any of the Seller

         Subsidiaries as of the date hereof (but excluding "other real estate owned," property held in trust or in a fiduciary

         capacity and space in retail or similar establishments leased by Seller or any of the Seller Subsidiaries for automatic

         teller machines or bank branch facilities where the space

         leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or

         leased by Seller or any of the Seller Subsidiaries after the








         date hereof (but excluding space in retail and similar

         establishments leased by Seller or any of the Seller

         Subsidiaries for automatic teller machines or bank branch

         facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property).  If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the

         reasonable opinion of Buyer, Seller shall also provide to

         Buyer a phase two investigation report on such designated

         parcels.  Buyer shall have fifteen (15) business days from the receipt of any such phase two investigation report to

         notify Seller of any dissatisfaction with the contents of

         such report.  If the estimated costs of all remedial or other corrective actions or measures with regard to the real

         properties referred to above required by applicable law

         exceed $5,000,000 in the aggregate, as reasonably estimated by an environmental expert retained for such purpose by

         Seller, at Seller's expense, upon Buyer's reasonable request,

         or if such cost cannot be so reasonably estimated by such

         expert to be such amount or less with any reasonable degree of certainty, then Buyer, after providing Seller with written notice of Buyer's intent to do so and allowing Seller a six-

         month period from the date of such notice to take and

         complete, to the reasonable satisfaction of Buyer, all such remedial or other corrective actions and measures (the

         aggregate cost of which incurred by








         Seller and the Seller Subsidiaries shall not exceed

         $5,000,000), shall have the right pursuant to Section 7.01(h)

         hereof to terminate this Agreement, which shall be Buyer's sole remedy in such event.


                                   ARTICLE VI

                                   CONDITIONS


                   6.01.  Conditions to Each Party's Obligation To

         Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following

         conditions:


                   (a)  This Agreement shall have received the

              requisite approval of stockholders of Seller.


                   (b)  All requisite approvals of this Agreement and

              the transactions contemplated hereby shall have been

              received from the Federal Reserve Board, the State Bank

              Regulator and any other Regulatory Authority.


                   (c)  The Registration Statement shall have been

              declared effective and shall not be subject to a stop

              order or any threatened stop order.


                   (d)  Neither Seller nor Buyer shall be subject to

              any order, decree or injunction of a court or agency of








              competent jurisdiction which enjoins or prohibits the

              consummation of the Merger.


                   (e)  Each of Buyer and Seller shall have received,

              from counsel reasonably satisfactory to it, an opinion

              reasonably satisfactory in form and substance to it to

              the effect that the Merger will constitute a

              reorganization within the meaning of Section 368 of the

              Internal Revenue Code and that no gain or loss will be

              recognized by the stockholders of Seller to the extent

              they receive Buyer Common Stock solely in exchange for

              shares of Seller Common Stock.


                   6.02.  Conditions to Obligations of Seller To Effect

         the Merger.  The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:


                   (a)  Representations and Warranties.  The

              representations and warranties of Buyer set forth in

              Article III of this Agreement shall be true and correct

              in all material respects as of the date of this

              Agreement and as of the Effective Time (as though made

              on and as of the Effective Time except (i) to the extent

              such representations and warranties are by their express

              provisions made as of a specified date or period and

              (ii) for








              the effect of transactions contemplated by this

              Agreement) and Seller shall have received a certificate

              of the chairman or chief financial officer of Buyer to

              that effect.


                   (b)  Performance of Obligations.  Buyer shall have

              performed in all material respects all obligations

              required to be performed by it under this Agreement

              prior to the Effective Time, and Seller shall have

              received a certificate of the chairman or chief

              financial officer of Buyer to that effect.


                   6.03.  Conditions to Obligations of Buyer To Effect

         the Merger.  The obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:


                   (a)  Representations and Warranties.  The

              representations and warranties of Seller set forth in

              Article II of this Agreement shall be true and correct

              in all material respects as of the date of this

              Agreement and as of the Effective Time (as though made

              on and as of the Effective Time except (i) to the extent

              such representations and warranties are by their express

              provisions made as of a specific date or period and (ii)

              for the effect of transactions contemplated by this

              Agreement) and Buyer shall have received a certificate

              of the








              chairman of Seller and a certificate of the president

              and chief executive officer of Seller to that effect.


                   (b)  Performance of Obligations.  Seller shall have

              performed in all material respects all obligations

              required to be performed by it under this Agreement

              prior to the Effective Time, and Buyer shall have

              received a certificate of the chairman of Seller and a

              certificate of the president and chief executive officer

              of Seller to that effect.


                   (c)  Auditors' Opinion.  Buyer shall have received

              an opinion of Buyer Auditors addressed to Buyer,

              satisfactory in form and substance to Buyer, that the

              Merger will qualify for pooling-of-interests accounting

              treatment, which opinion shall not have been withdrawn.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER


                   7.01.  Termination.  This Agreement may be

         terminated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:


                   (a)  by mutual consent by the Executive Committee

              of the Board of Directors of Buyer and the Board of

              Directors of Seller;









                   (b)  by the Executive Committee of the Board of

              Directors of Buyer or the Board of Directors of Seller

              at any time after the date that is twelve months after

              the date of this Agreement if the Merger shall not

              theretofore have been consummated (provided that the

              terminating party is not then in material breach of any

              representation, warranty, covenant or other agreement

              contained herein);


                   (c)  by the Executive Committee of the Board of

              Directors of Buyer or the Board of Directors of Seller

              if (i) the Federal Reserve Board has denied approval of

              the Merger and such denial has become final and

              nonappealable or (ii) stockholders of Seller shall not

              have approved this Agreement at the Meeting following a

              favorable recommendation of Seller's Board of Directors;


                   (d)  by the Executive Committee of the Board of

              Directors of Buyer in the event of a material breach by

              Seller of any representation, warranty, covenant or

              other agreement contained in this Agreement, which

              breach is not cured within 30 days after written notice

              thereof to Seller by Buyer;


                   (e)  by the Executive Committee of the Board of

              Directors of Buyer in the event that (i) Buyer's Due








              Diligence Review of Seller and its Subsidiaries

              discloses matters the impact of which affects Seller and

              its Subsidiaries, taken as a whole, except as may have

              resulted from changes to laws and regulations or changes

              in economic conditions applicable to banking

              institutions generally, or in general interest rates

              that affect Seller and its Subsidiaries, taken as a

              whole, consistent with the manner in which changes in

              the general levels of interest rates since December 31,

              1994 have affected Seller and its Subsidiaries, taken as

              a whole, which the Executive Committee of the Board of

              Directors of Buyer in the good faith exercise of its

              reasonable judgment believes either (A) to be

              inconsistent in any material and adverse respect with

              any of the representations or warranties of Seller, or

              (B) (x) to be of such significance as to materially and

              adversely affect the Condition of Seller and its

              Subsidiaries, taken as a whole, or (y) to deviate

              materially and adversely from the financial statements

              for the year ended December 31, 1994 of Seller, (ii)

              Buyer notifies Seller of such matters within 5 business

              days of the expiration of the Due Diligence Period, and

              (iii) such matters (A) are not capable of being cured or

              (B) have not been cured within 30 days after written

              notice thereof to Seller by Buyer;









                   (f)  by the Board of Directors of Seller in the event

              that (i) Seller's Due Diligence Review of Buyer and its

              Subsidiaries discloses matters the impact of which affects

              Buyer and its Subsidiaries, taken as a whole, except as

              may have resulted from changes to laws and regulations or

              changes in economic conditions applicable to banking

              institutions generally, or in general levels of interest

              rates that affect Buyer and its Subsidiaries, taken as a

              whole, consistent with the manner in which changes in the

              general levels of interest rates since December 31, 1994

              has affected Buyer and its Subsidiaries, taken as a whole,

              which the Board of Directors of Seller in the good faith

              exercise of its reasonable judgment believe either (A) to

              be inconsistent in any material and adverse respect with

              any of the representations or warranties of Buyer, or (B)

              (x) to be of such significance as to materially and

              adversely affect the Condition of Buyer and its

              Subsidiaries, taken as a whole, or (y) to deviate

              materially and adversely from the financial statement for

              the year ended December 31, 1994 of Buyer, (ii) Seller

              notifies Buyer of such matters within 5 business days of

              the expiration of the Due Diligence Period, and (iii) such matters (A) are not capable of being cured or (B) have not been cured within 30 days after written notice thereof to

              Buyer;









                   (g)  by the Board of Directors of Seller in the event

              of a material breach by Buyer of any representation,

              warranty, covenant or other agreement contained in this

              Agreement, which breach is not cured within 30 days after

              written notice thereof is given to Buyer by Seller; or


                   (h)  by the Executive Committee of the Board of

              Directors of Buyer pursuant to and in accordance with the

              provisions of Section 5.17 hereof.


                   7.02.  Effect of Termination.  In the event of

         termination of this Agreement as provided in Sections 7.01(a)

         through 7.01(c) and Sections 7.01(e), 7.01(f) and 7.01(h)

         above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or

         Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01(a) and in Section

         5.06.


                   7.03.  Amendment.  This Agreement and the Schedules

         hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any








         such approval by the stockholders of Seller no such

         modification shall alter or change the amount or kind of

         consideration to be received by holders of Seller Common

         Stock as provided in this Agreement.  This Agreement may not be amended except by an instrument in writing signed on

         behalf of each of Buyer and Seller.


                   7.04.  Severability.  Any term, provision, covenant

         or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be

         invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or

         restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be

         affected or impaired thereby.  Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.


                   7.05.  Waiver.  Any term, condition or provision of

         this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.









                                  ARTICLE VIII

                               GENERAL PROVISIONS


                   8.01.  Non-Survival of Representations, Warranties

         and Agreements.  No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such

         investigation.  Except as set forth below in this Section

         8.01, all representations, warranties and agreements in this

         Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this

         Agreement shall expire at the Effective Time or upon

         termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument.  In the event of

         consummation of the Merger, the agreements contained in or referred to in Sections 5.02(b), 5.07, 5.08, 5.09 and 5.12 shall survive the Effective Time.  In the event of

         termination of this Agreement in accordance with its terms,

         the agreements contained in or referred to in the second

         sentence of Section 5.01(a), Section 5.06 and Section 7.02 shall survive such termination.


                   8.02.  Notices.  All notices and other

         communications hereunder shall be in writing and shall be

         deemed to be duly received (vi) on the date given if

         delivered personally








         or (vii) upon confirmation of receipt, if by facsimile

         transmission or (viii) on the date received if mailed by

         registered or certified mail (return receipt requested), or

         (iv) on the business date after being delivered to a

         reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other

         address for a party as shall be specified by like notice):


                       (i)  if to Buyer:

                            Mercantile Bancorporation Inc.
                            Mercantile Tower
                            P.O. Box 524
                            St. Louis, Missouri  63166-0524
                            Attention:  John W. Rowe
                                        Executive Vice President,
                                        Mercantile Bank of St. Louis,
                                        National Association

                       Copies to:

                            Jon W. Bilstrom, Esq.
                            General Counsel
                            Mercantile Bancorporation Inc.
                            Mercantile Tower
                            P.O. Box 524
                            St. Louis, Missouri  63166-0524

                       and

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York  10019
                            Attention:  Edward D. Herlihy, Esq.
                            Telecopy:  (212) 403-2000








                       (ii)  if to Seller:

                            Hawkeye Bancorporation
                            222 Equitable Building
                            604 Locust Street
                            Des Moines, Iowa  50309-3723
                            Attention:  Robert W. Murray
                                        President and Chief Executive
                                        Officer

                       Copies to:

                            Baird, Holm, McEachen, Pedersen,
                              Hamann & Strasheim
                            1500 Woodmen Tower
                            Omaha, Nebraska  68102-2068
                            Attention:  John S. Zeilinger, Esq.


                   8.03.  Miscellaneous.  This Agreement (including

         the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings,

         both written and oral, among the parties, or any of them,

         with respect to the subject matter hereof, including any

         confidentiality agreement between the parties hereto, (ii) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Missouri, except as otherwise specifically provided herein or required by the

         Iowa Act.  Nothing in this Agreement shall be construed to require any party (or any subsidiary or affiliate of any

         party) to take any action or fail to take any action in

         violation of applicable law, rule or regulation.  This

         Agreement








         may be executed in counterparts which together shall

         constitute a single agreement.





















































                   IN WITNESS WHEREOF, Buyer and Seller have caused

         this Agreement to be signed and, by such signature,

         acknowledged by their respective officers thereunto duly

         authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first written above.

         Attest:                         MERCANTILE BANCORPORATION INC.



         /s/ Jon W. Bilstrom             By:/s/ Thomas H. Jacobsen
         Name:   Jon W. Bilstrom         Name:   Thomas H. Jacobsen
         Title:  General Counsel         Title:  Chairman, President &
                                                   Chief Executive Officer



         Attest:                         HAWKEYE BANCORPORATION



         /s/ R. Douglas Fisher           By: /s/ Robert W. Murray
         Name:   R. Douglas Fisher          Name:  Robert W. Murray
         Title:  Senior Vice President,     Title: Chief Executive Officer,
                   Credit Administration             Chief Operating Officer &
                   Secretary                         Chief Financial Officer

















                                     -97-